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                                                                     Exhibit 3.2

                           FIRST RESTATED AND AMENDED

                                     BY-LAWS

                                       OF

                             ANKER COAL GROUP, INC.
                            (a Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office shall be established and maintained at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The Corporation Trust Company shall be the registered agent of this corporation in charge thereof.

      Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

      Section 2. Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

      Section 3. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors, and the vote upon any question before the meeting, shall be by ballot. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided elsewhere in these By-Laws, in the Certificate of Incorporation or the laws of the State of Delaware, or in the Stockholders Agreement dated on or about August 9, 1996 among Corporation, John J. Faltis, P. Bruce Sparks, JJF Group Limited Liability Company, PPK Group Limited Liability Company, Anker Holding B.V., First Reserve Corporation, American Oil & Gas Investors, AmGO II, First
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Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited
Partnership, First Reserve Fund VI, Limited Partnership, and First Reserve Fund VII, Limited Partnership (the "Stockholders Agreement").

      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be opened to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 4. Quorum. Except as otherwise required by law, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

      Section 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President of the Corporation, or by resolution of the Board of Directors and shall be called by the President or Secretary of the Corporation if requested in writing by the holders of not less than 25% of the outstanding common stock of the Corporation.

      Section 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

      Section 7. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special


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meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. Number and Term. The number of directors shall be seven (7). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and qualified. Directors need not be stockholders.

      Section 2. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

      Section 3. Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, by the Certificate of Incorporation of the Corporation, or by these By-Laws conferred upon or reserved to one or more of the stockholders or their designees.

      Section 4. Committees. (a) The Board of Directors shall establish an Audit Committee consisting of all of the directors other than any director who is the chief financial officer of the Corporation. The Audit Committee shall have the following duties and responsibilities:

      1. To meet with the Corporation's independent accountants, the chief financial officer of the Corporation and any other executives of the Corporation as the Audit Committee deems appropriate to review:

            (A)   the scope of the audit plan;

            (B)   the Corporation's financial statements;

            (C)   the results of external and internal audits;

            (D) the effectiveness of the Corporation's system of internal controls; and


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            (E)   any limitations imposed by personnel of the Corporation on the independent public accountants.

      2. To consult with the Corporation's independent accountants out of the presence of the chief financial officer of the Corporation in order to establish direct communication between such accountants and the Board of Directors.

      (b) Unless otherwise agreed by a stockholder (and except as may result from the operation of Section 4(a)), each committee of the Board of Directors shall include a number of directors nominated by each stockholder (rounded to the next highest whole number) equivalent to the proportion of directors nominated by such stockholder then serving on the whole Board of Directors.

      (i) The creation of any committee (other than the Audit Committee as set forth in Section 4(a)) of the Board of Directors or the appointment of any members thereof shall require the unanimous vote of the full Board of Directors.

      (ii) No Director shall receive additional compensation for serving on a committee of the Board of Directors.

      Section 5. Meetings. The newly-elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

      Regular meetings of the directors may be held with at least five days' notice to each director at such places and times as shall be determined from time to time by resolution of the directors.

      Special meetings of the Board shall be called by an officer of the Corporation on the written request of any two directors on at least five days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

      Notice of any meetings of the Board of Directors shall specify the time, date and place of the meeting and the purpose or purposes for which the meeting is called, and shall be given to each director.

      Section 6. Quorum. Except as provided below, five (5) directors shall constitute a quorum for the transaction of business. Except as set forth in
Article V of these Bylaws, the affirmative vote of a majority of the directors present at such meeting will constitute a decision of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a


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quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. If a meeting is adjourned because of the failure of a quorum to be present, provided that notice of such adjournment is delivered to all directors and the meeting is adjourned to a date at least five days after the initially scheduled meeting date, four (4) directors shall constitute a quorum for the transaction of business at the reconvened meeting.

      Section 7. Compensation. Directors shall be entitled to be reimbursed for the reasonable out-of-pocket expenses of attending meeting of the Board of Directors. Directors who are not officers of the Corporation or of a direct or indirect subsidiary of the Corporation shall receive an annual fee of $12,000. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

      Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

      Section 9. Participation by Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Treasurer, Secretary and Assistant Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person. All officers shall be


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subject to the reasonable supervision and direction of the Board of Directors in a manner consistent with the offices held by such officers.

      Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 3. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and he shall have and perform such other suitable duties as from time to time may be assigned to him by the Board of Directors.

      Section 4. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, shall exercise supervision and direction over all the business, affairs and property of the Corporation, and shall perform such duties as are incident to the conduct of its business. He shall preside at all meetings of the stockholders if present thereat, and, in the absence of the Chairman of the Board of Directors, at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute deeds, bonds, mortgages and other contracts and writings on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

      Section 5. Executive Vice-President. The Executive Vice-President shall have the duties and powers and perform the executive functions of the President in the absence or incapacity of the President, and shall have such other powers and shall perform such other suitable duties as shall be assigned to him by the directors. The Executive Vice-President shall be the chief financial officer of the Corporation.

      Section 6. Vice Presidents. Each Vice-President, if any, shall have such powers and shall perform such suitable duties as shall be assigned to him by the directors.

      Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.


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      The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 8. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other suitable duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

      Section 9. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such suitable duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V

                          FUNDAMENTAL CORPORATE ISSUES

      (a) No action shall be taken by the stockholders or the Board of Directors with regard to any of the following matters without the favorable vote or written consent of five or more Directors and, in the event that stockholder approval also is required by law with respect to such matter, the favorable vote of the holders of more than two-thirds of the total number of shares of the Corporation's issued and outstanding common stock:

      (i) Any sale, lease or exchange of 50% or more of the assets of the Corporation in a single transaction or series of related transactions, including but not limited to real property, goodwill or franchises.

      (ii) Any merger or consolidation of the Corporation with or into another entity or the liquidation or dissolution of the Corporation.

      (iii) Any amendment to the Certificate of Incorporation of the Corporation.


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      (iv)  The  authorization,  issuance or sale of shares of capital  stock, any other type of equity or debt securities or options, warrants or other rights to acquire equity or debt securities of the Corporation, except (A) the issuance by the Corporation of securities upon the conversion and in accordance with the terms of any securities convertible into other securities of the Corporation, or upon the exercise and in accordance with the terms of any options, warrants or rights to acquire securities of the Corporation, in each case issued by the Corporation either on or prior to August 12, 1996 or in accordance with the provisions of this Section 5(a)(iv), but only to the extent that such conversion or exercise rights are mandatory to the Corporation and not at the Corporation's option, and (B) the issuance by the Corporation to key members of management of the Corporation and its Subsidiaries, pursuant to a management stock purchase plan or in the alternative a stock option plan, stock appreciation rights plan or similar type of management incentive plan approved by a majority of the directors, of Common Stock of the Corporation, options to purchase Common Stock of the Corporation or stock appreciation rights, provided that at no time shall the aggregate number of shares of Common Stock of the Corporation issued and outstanding pursuant to any such plan (whether issued directly or as a result of the exercise of options or stock appreciation or other rights issued pursuant to any such plan), together with the aggregate number of shares of Common Stock of the Corporation issuable upon the exercise of options, stock appreciation rights and other rights issued and outstanding pursuant to any such plan (whether or not vested) and the aggregate number of stock appreciation rights issued and outstanding pursuant to any such plan, exceed an amount equal to 3% of the issued and outstanding Common Stock of the Corporation.

      (v) Subject to Section 5(b), any redemption, repurchase or other acquisition of capital stock or other equity securities of the Corporation (or any option, warrant or other right to acquire such capital stock or other equity securities), except the purchase or redemption of stock options, warrants, rights and convertible or redeemable securities previously issued by the Corporation when such purchase or redemption is required to be made by the Corporation in accordance with the terms of such securities or the agreements under which they were issued.


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      (vi)  Entering  into or  engaging  in  business  or  entering  into  any
            transactions   with  any   stockholder   or  any  Affiliate  of  a
            stockholder (other than the Corporation and its Subsidiaries) other than any transaction involving the sale, purchase, exchange
            or  trading  of  coal  or   coal-related   products   between  the
            Corporation and (1) Anker Holding B.V., (2) any investment fund of which First Reserve Corporation is the managing general partner and that is a stockholder of the Corporation (the "Funds"), or (3) any Affiliate of Anker Holding B.V. or any of the Funds, in the ordinary course of business through an arm's length transaction. For purposes of this Article V the term "Affiliate" means with respect to any stockholder, (i) any person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such stockholder, or (ii) any director, officer, partner, manager or employee of such stockholder or any person specified in clause
            (i) above, or (iii) any immediate family member of any person specified in clauses (i) or (ii) above.

      (b) Any action by the Corporation with respect to the redemption, repurchase or other acquisition of capital stock or other equity securities of the Corporation (or any option, warrant or other right to acquire such capital stock or other equity securities) from any stockholder or any Affiliate thereof and other financing, or other actions related thereto, except the purchase or redemption of stock options, warrants, rights and convertible or redeemable securities previously issued by the Corporation when such purchase or redemption is required to be made by the Corporation in accordance with the terms of such securities or the agreements under which they were issued, shall be taken by a majority vote of the Board of Directors excluding for these purposes any director nominated by any such stockholder.

      (c) In the event that the Funds in the aggregate own 50% or less of the issued and outstanding Common Stock of the Corporation at any time in the future, commencing at such time, for so long as the Funds in the aggregate own at least 10% of the issued and outstanding Common Stock of the Corporation, each of the following additional actions also shall require the favorable vote or written consent of five or more Directors and, in the event that stockholder approval also is required by law with respect to such matter, the favorable vote of the holders of more than two-thirds of the total number of shares of the Corporation's issued and outstanding common stock:


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      (i)   Any sale, lease, exchange, transfer or other disposition by the
            Corporation, of (A) any of the outstanding capital stock or other equity securities of any subsidiary (except to a wholly-owned subsidiary of the Corporation) or (B) assets or other rights for a consideration in excess of $2 million in a single transaction or series of related transactions, other than dispositions of assets or other rights in the ordinary course of business.

      (ii) Any purchase, lease, exchange or other acquisition of assets or other rights (including securities) by the Corporation for a consideration in excess of $2 million in a single transaction or a series of related transactions.

      (iii) Subject to Section 5(b), any financing, refinancing or other incurrence of indebtedness by the Corporation (whether new indebtedness or in replacement of existing indebtedness) with a principal amount in excess of $2 million in a single transaction or a series of related transactions, other than working capital borrowings under the Corporation's principal Credit Agreement in the ordinary course of business.

      (iv) Any capital expenditure by the Corporation not provided for in an annual budget for the then-current fiscal year of the Corporation approved by the directors which expenditure is either (A) in excess of $1 million in a single transaction or a series of related transactions or (B) together with the aggregate of all other non-budgeted capital expenditures made by the Corporation and its subsidiaries in such fiscal year of the Corporation, in excess of $2 million.
      (v) Any amendment to or modification or repeal of any provision of the By-Laws of the Corporation which would materially alter the rights of any stockholder.

      (vi) Any amendment to the employment agreements of John Faltis or Bruce Sparks.

      (vii) The dissolution of the Corporation; the adoption of a plan of liquidation of the Corporation; any action by the Corporation to commence any suit, case proceeding or other action (I) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or (II) seeking appointment of a receiver, trustee, custodian or other similar


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            official for it or for all or any substantial part of its assets, or making a general assignment for the benefit of its creditors.

     (viii) The investment of additional funds in, or extension of additional credit to (including, without limitations, guaranteeing any obligations or liabilities of, or providing any form of credit support to), Anker Capital Corporation or any subsidiary of Anker Capital Corporation or other investment.

      (ix) The entry of the Corporation (other than through Anker Capital Corporation) into any business other than mining, processing, shipping, purchasing and selling coal, or any other business currently engaged in by the Corporation (other than through Anker Capital Corporation).

      (d) Anything contained in Sections 5(a) and 5(c) to the contrary notwithstanding, the authorization of a sale of the Corporation pursuant to Section 5.1 of the Stockholders Agreement, or any action necessary or appropriate in connection with such a sale shall not be subject to the provisions of this Article V.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 1. Resignations. Any director, member of a committee or corporate officer may, provided the same would not result in a breach of any contract to which said person is a party, resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      Section 2. Vacancies. If the office of any director becomes vacant, by reason of death, disability or otherwise, the vacancy may be filled by the affirmative vote of a majority in interest of the stockholders entitled to vote. If the office of any corporate officer becomes vacant, by reason of death, disability or otherwise, the Board of Directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

      Section 3. Certificates of Stock. Certificates of stock, signed by the Chairman of the Board of Directors, or the President or any Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are counter


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signed (1) by a transfer agent other than the Corporation or its employee, or
(2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

      Section 4. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock represented by such certificate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

      Section 5. Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. No transfer shall be made in violation of the Stockholders Agreement.

      Section 6. Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 7. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation


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available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

      Section 8. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 9. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

      Section 10. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      Section 11. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

      Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Except as provided in any valid written agreement among all of the stockholders of the Corporation or among such stockholders and the Corporation, to the fullest extent permitted by law, the Corporation shall indemnify each person, and his heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives and assigns, who was or


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is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by him in connection with such action, suit or proceeding and shall advance expenses (including attorney's fees) incurred by an officer or director in defending such civil, criminal, administrative or investigative action, suit or proceeding of the fullest extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by Section 145 of the Delaware General Corporation Law.

                                   ARTICLE IX

                                   AMENDMENTS

      These By-Laws amend and restate in their entirety the previous By-Laws of the Company. These By-Laws may be altered or repealed and new By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors.


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